Exhibit 10.44

BUNGE 2024 LONG-TERM INCENTIVE PLAN
GLOBAL PERFORMANCE UNIT AGREEMENT
###PARTICIPANT_NAME### ###GRANT_NAME###
1.General. Unless otherwise defined herein, the terms defined in the Bunge 2024 Long-Term Incentive Plan (the “Plan”) shall have the same defined meanings in this Global Performance Unit Agreement; any terms and conditions applicable to the country included in the Country-Specific Appendix (if any) attached hereto as Exhibit A; and the performance vesting terms specified in Exhibit B (the “Appendix”) (collectively, this “Agreement”). The Plan, which is incorporated by reference, and this Agreement constitute the entire understanding and agreement between you and Bunge Global SA (the “Company”) regarding the Performance Units specified in your account.
2.Grant of Performance Units. Subject to the terms and conditions of the Plan and this Agreement, effective as of the date specified in your account (the “Date of Grant”), the Company grants you the number of Performance Units specified in your account. Each Performance Unit is equivalent to one Share for purposes of determining the number of Shares subject to the Performance Unit.
3.Vesting of Performance Units. Subject to the terms and conditions of the Plan and this Agreement, the Performance Units and related accrued Dividend Equivalents shall vest on the third anniversary of the Date of Grant in accordance with the vesting terms specified in Exhibit B (the “Vesting Date”), provided that you remain continuously employed by the Company or a Subsidiary on the Vesting Date. For the avoidance of doubt, unless otherwise provided in Section 6 below, continuous employment during only a period prior to a Vesting Date (but where employment has terminated prior to the Vesting Date) does not entitle you to vest in a pro-rata portion of the Performance Units on such date.
4.Form and Timing of Payment. Subject to the terms and conditions of the Plan and this Agreement, each vested Performance Unit, plus related Dividend Equivalents, will be paid as soon as practical after the Vesting Date, but in no event later than sixty (60) days following the Vesting Date; provided, however, that you will not be permitted, directly or indirectly, to designate the taxable year of the distribution.
5.Dividend Equivalents. If shareholders approve a cash dividend on the Shares, you will be entitled to a Dividend Equivalent, to be credited to your account on the dividend payment date established by the Company, equal to the cash dividends payable on the same number of Shares as the target number of Performance Units credited to your account on the dividend record date established by the Company. Any Dividend Equivalent will be in the form of additional whole Performance Units, will be subject to the same terms and Vesting Date as the corresponding Performance Units (including attainment of the vesting terms specified in Exhibit B), and will be paid at the same time and in the same manner as the corresponding Performance Units. The number of additional Performance Units credited to your account on the dividend payment date (rounded down to the nearest whole Performance Unit) will be determined by (x) multiplying the target number of Performance Units as of the dividend

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record date (plus any unvested Performance Units previously credited to your account as a result of Dividend Equivalents) by (y) the quotient of the cash dividend to be paid per Share, divided by the Fair Market Value per Share on the dividend payment date. Dividend Equivalents will vest at the same time as their corresponding Performance Units and convert into the right to receive Shares only to the extent the underlying Performance Units vest and become payable.
6.Effect of Termination of Employment.
6.1Termination of Employment for Cause; Resignation for any Reason; Breach of Restrictive Covenant. If your employment with the Company or a Subsidiary is terminated for Cause, you resign your employment with the Company or a Subsidiary for any reason, or you breach any of the provisions set forth in Section 8 of this Agreement, any unvested Performance Units (and related Dividend Equivalents), or vested Performance Units (and related Dividend Equivalents) that have not yet been settled, will immediately be cancelled and forfeited without payment.
6.2Termination of Employment without Cause or on Account of Disability or Death. If your employment with the Company or a Subsidiary is terminated without Cause or on account of Death or Disability, any unvested Performance Units (and related Dividend Equivalents) will vest on a pro rata basis based on the attainment of the performance measures specified in Exhibit B and payment (if any) will be made in accordance with Section 4. The pro rata calculation will be determined by multiplying (x) the number of Shares subject to the Performance Units that become eligible to vest based on the attainment of the performance measures specified in Exhibit B, by (y) a fraction, with a numerator equal to the number of days from the Date of Grant through the date of your termination of employment, and a denominator equal to the number of days from the Date of Grant through the Vesting Date.
6.3Termination of Employment on Account of Retirement. If your employment with the Company or a Subsidiary is terminated on account of Retirement (for purposes of this Agreement, defined as your termination of employment after attaining (i) age 65 or (ii) age 55 with ten (10) years of completed service with the Company or a Subsidiary), any unvested Performance Units (and related Dividend Equivalents) will continue to vest and will be based on the attainment of the performance measures specified in Exhibit B and payment (if any) will be made in accordance with Section 4 of this Agreement.
6.4Termination of Employment without Cause following a Change of Control. Unless specifically prohibited by the Plan or unless the Committee provides otherwise prior to a Change of Control, upon the occurrence of a Change of Control and a termination of your employment with the Company or a Subsidiary without Cause on or before the second anniversary of the occurrence of a Change of Control, any unvested Performance Units (and related Dividend Equivalents) shall vest and be payable in accordance with Section 10(b) of the Plan. For the avoidance of doubt, the Company’s business combination with Viterra Inc. shall not be deemed a Change of Control for purposes of the Performance Units and any Dividend Equivalents granted pursuant to this Agreement.
6.5

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6.6Specified Employees. For United States (“U.S.”) taxpayers, notwithstanding anything herein to the contrary, if you are a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), as determined under the Company’s established methodology for determining specified employees, at the time of your separation from service, any payment hereunder that provides for a “deferral of compensation” within the meaning of Section 409A shall not be paid or commence to be paid on any date prior to the first business day after the date that is six months following your separation from service; provided, however, that a payment delayed pursuant to this Section 6.4 shall commence earlier in the event of your death prior to the end of the six- month period.
7.Tax Withholding.
7.1You acknowledge and agree that Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares to you until satisfactory arrangements (as determined by the Company) have been made for the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”), including, without limitation, in connection with the grant, vesting and settlement of the Performance Units, the subsequent sale of Shares acquired upon settlement of the Performance Units and the receipt of any Dividend Equivalents that the Company determines must be withheld. If you are a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by the Appendix.
7.2The Company has the right (but not the obligation) to satisfy any Tax-Related Items by
(i) withholding from proceeds of the sale of Shares acquired upon the settlement of the Performance Units through a sale arranged by the Company (on your behalf pursuant to this authorization without further consent), (ii) requiring you to pay cash, (iii) withholding from any wages or other cash compensation payable to you by the Company or your employer (the “Employer”), and/or (iv) reducing the number of Shares otherwise deliverable to you. The Company will have discretion to determine the method of satisfying Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the aforementioned withholding methods. The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash with no entitlement to the equivalent in Shares or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Performance Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax -Related Items.

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7.3If you are subject to taxation in more than one jurisdiction, you acknowledge that the Company and/or, if different, your current or former Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
7.4Regardless of any action of the Company or the Employer, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (x) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units; and (y) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate your liability for Tax- Related Items or achieve any particular tax result.
8.Restrictive Covenants.
8.1Confidentiality. You acknowledge and agree with the Company that you shall not at any time, except in the performance of your obligations to the Company or with the prior written consent of the Company, directly or indirectly, reveal to any person, entity or other organization (other than the Company, its parent companies and subsidiaries (individually and as a group, the “Bunge Group”) or use for your own benefit any information deemed to be confidential by any member of the Bunge Group (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business or affairs of any member of the Bunge Group, including, without limitation, any information concerning past, present or prospective customers, manufacturing processes, marketing data, financial or commercial information, business plans or other Confidential Information used by, or useful to, any member of the Bunge Group and known to you by reason of your employment by, shareholdings in or other association with any member of the Bunge Group. You further agree that you shall retain all copies and extracts of any written Confidential Information acquired or developed by you during any such employment, shareholding or association in trust for the sole benefit of the Bunge Group and its successors and assigns. You further agree that you shall not, without the prior written consent of the Company, remove or take from the Bunge Group’s premises (or, if previously removed or taken, you shall, at the Company’s request, promptly return) any written Confidential Information or any copies or extracts thereof. Upon the request and at the expense of the Company, you shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Bunge Group, fully and completely, all rights created or contemplated by this Section 8.1. The term “Confidential Information” shall not include information that is or becomes generally available to the public other than as a result of a disclosure by you, or at your direction.
8.2No Competing Employment. You agree with the Company that, for so long as you are employed by the Bunge Group and continuing until the last day of the twelfth month following your termination of employment for any reason (such period to be referred to as the “Restricted Period”), you shall not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization,

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engage in a business competitive to that of the Bunge Group; provided, however, that nothing herein shall limit your right to own not more than 5% of any of the debt or equity securities of any business organization that is then filing reports with the U.S. Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Restricted Period shall be extended by the length of any period during which you are in breach of any of the terms of this Section 8.
8.3Restrictions on Solicitation. During the Restricted Period, you agree with the Company that you shall not in any way, directly or indirectly (except in the course of your employment with the Company), (x) call upon, solicit, advise or otherwise do, or attempt to do, business with any person who is, or was, during the then most recent 12-month period, a customer of any member of the Bunge Group (or any other entity that you know is a potential customer with respect to specific products of the Bunge Group and with which you have had contact during the period of your employment with the Bunge Group), for purposes of competing with the Bunge Group, (y) take away or interfere or attempt to take away or interfere with any custom, trade or business of any member of the Bunge Group, or (z) interfere with or attempt to interfere with any person who is, or was during the then most recent 12-month period, an employee, officer, representative or agent of any member of the Bunge Group, or hire, solicit, induce or attempt to solicit or induce any of them to terminate their service with any member of the Bunge Group or violate the terms of their contracts or any employment arrangements, with any member of the Bunge Group. The Restricted Period shall be extended by the length of any period during which you are in breach of any of the terms of this Section 8.
8.4Application of Covenants. The activities described in this Section 8 shall be prohibited regardless of whether undertaken by you in an individual or representative capacity, and regardless of whether performed for your own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company).
8.5Remedies for Breach. Without limiting the remedies available to the Company, you acknowledge that a breach of any of the covenants contained in this Section 8 may result in irreparable injury to the Company for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company may, in addition to pursuing any other remedies it may have in law or in equity, (i) cancel the unvested portion of the Performance Unit as of the date of such breach or threat thereof; (ii) require you to pay to the Company, in cash, the gross amount already realized from the vesting of the Performance Unit during the 12 month period prior to such breach or threat thereof to the extent permitted by law, regulation or listing requirement, or by any Company policy; (ii) cease making any payments with respect to the Performance Unit that are otherwise required under this Agreement; and (iv) if the breach or threat thereof occurred after the Performance Unit has been deferred to the Company Employee Deferred Compensation Plan and prior to the deferred payment date, forfeit the deferred portion of the Performance Unit and this Award shall be deemed terminated as of the date on which the breach or threat thereof occurred. By accepting this Performance Unit, you consent to and authorize the Company to deduct from any amounts payable by the Company to you, any amount you owe to the Company under this Section 8.5. The Company shall also be entitled to seek a

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temporary restraining order or a preliminary or permanent injunction restraining you from engaging in activities prohibited by this Section 8 or such other relief as may be required to specifically enforce any of the covenants in this Section 8.
9.Acknowledgements and Agreements. You agree, accept and acknowledge the following:
(a)THE PERFORMANCE UNITS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR ANY PERIOD, AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE RIGHT OF THE COMPANY OR THE EMPLOYER TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
(b)The delivery of the Plan, this Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s shareholders, may be made by electronic delivery. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. By electronically accepting this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
(c)All decisions or interpretations of the Committee or the Company regarding the Plan, this Agreement and the Performance Units shall be binding, conclusive and final on you and all other interested persons.
(d)The Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(e)The grant of Performance Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted in the past.
(f)All decisions regarding future Awards, if any, will be at the discretion of the Company.
(g)You are voluntarily participating in the Plan.
(h)The Performance Units and any underlying Shares, and the income from and value of same, are not intended to replace any pension rights or compensation.
(i)The Performance Units and any underlying Shares, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long- service awards, pension or retirement or welfare benefits or similar payments.

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(j)Unless otherwise agreed with the Company, the Performance Units and any underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary.
(k)The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty.
(l)For purposes of the Performance Units, your employment will be considered terminated as of the date you cease to actively provide services to the Company, the Employer or any member of the Bunge Group (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). The Committee shall have the exclusive discretion to determine when you are no longer actively providing services for the purpose of your Performance Unit grant (including whether you may still be considered to be providing services while on a leave of absence).
(m)Unless otherwise expressly provided in this Agreement or determined by the Company, any right to vest in the Performance Units will terminate as of the date described in the previous paragraph and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period, period of pay in lieu of such notice, or any period of “garden leave” or similar period mandated under applicable law).
(n)No claim or entitlement to compensation or damages shall arise from (i) forfeiture of the Performance Units resulting from termination of your employment or from any diminution in value of the Performance Units or Shares acquired upon settlement of the Performance Units for any reason) and/or (ii) forfeiture of the Performance Units or recoupment of any Shares, cash or other benefits acquired pursuant to the Performance Units resulting from the application of any recoupment or clawback policy of the Company, as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement) or any recoupment otherwise required by applicable laws, regulations or stock exchange listing standards.
(o)Neither the Company, the Employer, or any member of the Bunge Group will be liable for any foreign exchange rate fluctuation between your local currency and the U.S. Dollar that may affect the value of the Performance Units or of any amounts due to you pursuant to the settlement of the Performance Units or the subsequent sale of any Shares acquired upon settlement.
10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
11.Compensation Recovery Policy. As an additional condition of receiving this award of Performance Units, you agree that the Performance Units, whether vested or unvested, and/or the Shares, cash or other benefits acquired pursuant to the Performance Units (and any proceeds therefrom) may be subject to recoupment to the extent required (i) under the Company’s clawback policies in effect as of the date of this Agreement, or to the extent adopted following the date of this Agreement any similar policy applicable to circumstances

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where you engage in misconduct, fraud, a violation of law or other similar circumstances, and, in each case, as they may be amended from time to time, or (ii) under applicable laws, regulations or stock exchange listing standards (collectively, the “Compensation Recovery Policy”). In order to satisfy any recoupment obligation arising under the Compensation Recovery Policy, among other things, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any Shares or other amounts acquired pursuant to the Performance Units to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Compensation Recovery Policy. No recovery of compensation as described in this section will be an event giving rise to your right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company, any Subsidiary and/or the Employer.
12.Section 409A Compliance. This Section 12 may not apply if you are not a U.S. taxpayer. The Performance Units are intended to comply with Section 409A or an exemption thereunder, and, accordingly, to the maximum extent permitted, the Performance Units and this Agreement shall be interpreted and administered in compliance therewith. Notwithstanding any other provision of this Agreement, payments provided pursuant to this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments pursuant to this Agreement that may be excluded from Section 409A as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. To the extent that any provision of this Agreement would cause a conflict with the requirements of Section 409A or would cause the administration of the Performance Units to fail to satisfy Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Nothing herein shall be construed as a guarantee of any particular tax treatment. The Company makes no representation that this Agreement or the Performance Units comply with Section 409A and in no event shall the Company be liable for the payment of any taxes and penalties that you may incur under Section 409A.
13.Rights as Shareholder. Neither you nor any person claiming under or through you will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
14.Appendix. If applicable, the Performance Units are subject to any additional terms and conditions for the country set forth in the Appendix. If you relocate to another country, the terms and conditions for that country (if any) will apply to you to the extent the Company determines that applying such terms and conditions are necessary or advisable for legal or administrative reasons.
15.Language. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

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16.Notices. Any notice to be given under this Agreement to the Company will be addressed to: Bunge Global SA, route de Florissant 13, 1206 Genèva, Switzerland with a copy to 1391 Timberlake Manor Parkway, Chesterfield, MO 63017, U.S.A., Attention: Chief Human Resources Officer. Any notice to be given under this Agreement to you will be provided to the physical or electronic mail address maintained in the Company’s records; or in either case, at such other address as the Company or you, as the case may be, may hereafter designate in writing.
17.Governing Law; Venue. To the extent not preempted by federal law, the Performance Units and this Agreement will be governed by and construed in accordance with the laws of the State of Missouri, without regard to its conflicts of law provisions. The parties agree that any legal action, suit or proceeding arising from or related to this Agreement shall be instituted exclusively in the state courts of Missouri located in Greene County or in the federal courts for the United States for the Western District of Missouri and no other courts. The parties consent to the personal jurisdiction of such courts over them, waive all objections to the contrary, and waive any and all objections to the exclusive location of legal proceedings in Greene County or in the federal courts for the United States for the Western District of Missouri.
18.Performance Units Not Transferable. The Performance Units and the rights and privileges conferred by the Performance Units may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.
19.Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any foreign, state, federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to you (or your estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.Insider-Trading/Market-Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including Switzerland, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of the Shares, rights to the Shares (i.e., Performance Units) or rights linked to the value of the Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from

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(i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge you are responsible for complying with any applicable restrictions and are encouraged to speak to your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.
22.Foreign Asset/Account Reporting Requirements; Exchange Controls. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends, Dividend Equivalents and the proceeds arising from the sale of Shares) derived from your participation in the Plan to and/or from a brokerage/bank account or legal entity located outside your country of residence. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and are encouraged to consult your personal legal advisor for any details.
23.Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
24.Modifications to this Agreement. Amendments or modifications to this Agreement that adversely affect the Performance Units in any material way may only be made with your written consent. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its discretion and without your consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to the Performance Units, or to comply with other applicable laws, including the Swiss Code of Obligations.
25.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement.
26.Data Privacy. The collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Performance Unit award materials will be in accordance with your Employer’s data protection notice (the “Employer Data Protection Notice”), where applicable. Such personal data may be collected, used and transferred by and among, as applicable, the Company, the Employer, any member of the Bunge Group and any third parties assisting (presently or in the future) with the implementation, administration and management of the Plan, such as Morgan Stanley, or its successor, for the exclusive purpose of implementing, administering and managing your participation in the Plan. Where required under applicable law, personal data also may be

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disclosed to certain securities or other regulatory authorities where the Company’s Shares are listed or traded or regulatory filings are made, or to certain tax authorities for compliance with the Company’s, the Employer’s and/or your tax obligations.

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EXHIBIT A
TERMS AND CONDITIONS
This Appendix, which is part of the Agreement, includes additional or different terms and conditions that govern the Performance Units and that will apply to you if you are in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Global Performance Unit Agreement, as applicable.
If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, are considered a resident of another country for local law purposes or transfer residency and/or employment between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to you under these circumstances.
NOTIFICATIONS
This Appendix also includes information regarding securities, exchange control and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because such information may be outdated when you vest in this Award and/or sell any Shares acquired at vesting.
In addition, the information contained herein is general in nature and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. You, therefore, are encouraged to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation.
Finally, if you are a citizen or resident of a country other than that in which you are currently working and/or residing, are considered a resident of another country for local law purposes or transfer residency and/or employment between countries after the Date of Grant, the information contained herein may not apply in the same manner to you.
ARGENTINA
Terms and Conditions
Nature of Grant. The following provision supplements Section 9 of this Agreement:
In accepting the Performance Units, you acknowledge, understand and agree that the grant is made by the Company (not the Employer) in its sole discretion and that the value of any Performance Units or Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, or (ii) any termination or severance indemnities.

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If, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities, you acknowledge and agree that such benefits shall not accrue more frequently than on an annual basis.
Notifications
Securities Law Information. Neither the RSUs nor the Shares subject to the Performance Units are publicly offered or listed on any stock exchange in Argentina. and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores,). Neither this Appendix nor any other offering material related to the Performance Units nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina.
Foreign Asset/Account Reporting Information. If you hold Shares (acquired upon settlement of the Performance Units, any Dividend Equivalents or otherwise) as of December 31, you are required to report certain information regarding the Shares on your annual tax return.
AUSTRALIA
Notifications
Securities Law Information. The grant of the Performance Units is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If you offer Shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on applicable disclosure obligations prior to making any such offer.
Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Performance Units granted under the Plan, such that the Performance Units are intended to be subject to deferred taxation.
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. If you are a Belgian resident, you are required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) held outside of Belgium on your annual tax return. You are also required to complete a separate report providing the National Bank of Belgium with details regarding any such account, including the account number, the name of the bank in which such account is held and the country in which such account is located. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbe.be, under the Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. You should consult with your tax or financial advisor for additional details on your obligations with respect to the stock exchange tax.

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Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. You should consult with your personal tax advisor regarding the application of this tax.
BRAZIL
Terms and Conditions
Nature of Grant. The following provision supplements Section 9 of this Agreement:
In accepting the Performance Units, you acknowledge, understand and agree that (i) you are making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to you.
Compliance with Law. In accepting the Performance Units, you agree to comply with all applicable Brazilian laws and report and pay any and all applicable Tax-Related Items associated with the vesting and settlement of the Performance Units (including any Dividend Equivalents), the sale of any Shares acquired under the Plan, and the receipt of any dividends.
Notifications
Foreign Asset/Account Reporting Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000 on December 31 of each year. The assets and rights that must be reported include Shares acquired under the Plan and may include Performance Units and Dividend Equivalents.
Tax on Financial Transaction (“IOF”). Cross-border financial transactions relating to the Performance Units (including any Dividend Equivalents) may be subject to the IOF (tax on financial transactions). You are solely responsible for complying with any applicable IOF arising from your participation in the Plan and are encouraged to consult with your personal tax advisor for additional details.
CANADA
Terms and Conditions
Form and Timing of Payment. The following provision supplements Section 4 of this Agreement:
Notwithstanding anything to the contrary in the Agreement or Section 5.4 of the Plan, the Performance Units (including any Dividend Equivalents) will be settled in Shares only, not cash.
Forfeiture upon Termination of Services. The following provision replaces Section 9(l) of this Agreement:

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(l)For purposes of the Performance Units (including any Dividend Equivalents), your employer- employee or service relationship will be considered terminated as of the date that is the earliest of: (i) the date of termination of employment, (ii) the date you receive notice of termination from the Employer, or (iii) the date you are no longer providing services (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). You will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. In the event that the date you are no longer providing services cannot be reasonably determined under the terms of the Agreement and the Plan, the Committee shall have the exclusive discretion to determine when you are no longer providing services for the purpose of your Performance Unit grant (including whether you may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Performance Units under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
The following provisions will apply if you are a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (« Agreement »), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. The following provision supplements Section 26 of this Agreement:
You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. You further authorize the Company, the Employer, its other Subsidiaries and the Committee to disclose and discuss the Plan with their advisors. You further authorize the Company, the Employer and any other Subsidiary to record such information and to keep such information in your employee file. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, You also acknowledge and authorize the Company, the Company's Subsidiaries and affiliates, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

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Notifications
Securities Law Information. You are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired under Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).
Foreign Asset/Account Reporting Information. If you are a Canadian resident, you must report annually on Form T1135 (Foreign Income Verification Statement) the specified foreign property (including Performance Units, Shares acquired under the Plan and other rights to receive Shares) you hold if the total cost of such specified foreign property exceeds C$100,000 at any time during the year. Unvested Performance Units (including any Dividend Equivalents) also must be reported (generally at nil cost) on Form T1135 if the C$100,000 threshold is exceeded due to other specified foreign property you hold. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if you own other shares, this ACB may have to be averaged with the ACB of the other shares. The Form T1135 must be filed at the same time you file your annual tax return. You should consult your personal legal advisor to ensure compliance with applicable reporting obligations.
CHILE
Notifications
Securities Law Information. The offer of Performance Units constitutes a private offering in Chile effective as of the Date of Grant. The offer of Performance Units is made subject to ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). This offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and therefore such securities are not subject to its oversight. Given that these securities are not registered in Chile, there is no obligation from the issuer to provide public information on them in Chile. These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.
Exchange Control Information. You may receive foreign currency abroad as a result of the acquisition of Shares and freely decide whether to repatriate such currency to Chile or keep it abroad. However, if you repatriate currency, and such amounts exceed USD 10,000, the proceeds must be remitted using the formal exchange market. It is not necessary to convert the repatriated funds into Chilean currency.
Foreign Asset / Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be reported on Form 1929 and submitted electronically through the CIRS website (www.sii.cl) before July 1 of each year, depending on the assets and/or taxes being reported.
Exchange control and tax reporting requirements in Chile are subject to change. You are responsible for ensuring your compliance with any applicable reporting obligations and should speak to your personal legal advisor on this matter.

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CHINA
Terms and Conditions
Form and Timing of Payment. The following provision supplements Section 4 of this Agreement.
Notwithstanding anything to the contrary in this Agreement or the Plan, you will not receive any Shares upon settlement of the Performance Units (including any Dividend Equivalents). Instead, you will receive a cash payment equal in value to the Fair Market Value of the Shares (including any Dividend Equivalents) on the date the Shares would otherwise be issued to you.
Any cash payment received upon settlement of the Performance Units (including any Dividend Equivalents) will be paid to you through local payroll in China. In no event will payments under the Plan be made to you into an account outside of China.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement. You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes. Therefore, the Performance Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Notifications
Exchange Control Information. Your investments in shares outside of Colombia (including Shares you acquire under the Plan) are subject to registration before the Central Bank (Banco de la República) as foreign investment held abroad, regardless of value.
In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
Foreign Asset/Account Reporting Information. You must file an annual informative return with the local tax authority regarding the assets you hold abroad, which includes any Shares acquired under the Plan (for every year you hold the Shares). This obligation is only applicable if the value of the assets held abroad exceeds 2,000 Tax Units. You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
EGYPT

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Notifications
Exchange Control Information. If you transfer funds into Egypt in connection with the Performance Units, you are required to transfer the funds through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Language. By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of these documents accordingly.
En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.
Notifications
Tax Information. The Performance Units (including any Dividend Equivalents) are not intended to be French tax-qualified awards.
Foreign Asset/Account Reporting Information. French residents must report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on a specific form together with the income tax return. Failure to comply could trigger significant penalties.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount (including if you acquire Shares or receive Dividend Equivalents with a value in excess of this amount under the Plan or sell Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells Shares with a value in excess of this amount to cover Tax-Related Items, you must report the payment and/or the value of the Shares withheld or sold to Bundesbank. Such reports must be made either electronically using the “General Statistics Reporting Portal” (Allgemeine Meldeportal Statistik) available via Bundesbank’s website at www.bundesbank.de or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. You should consult with your personal legal advisor to ensure compliance with applicable reporting requirements.
GUATEMALA
Terms and Conditions

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Consent to Receive Information in English. By participating in the Plan, you acknowledge that you have reviewed Section 15 of this Agreement and are sufficiently proficient in English, or, alternatively, you will seek appropriate assistance, to understand the terms and conditions in this Agreement.
Consentimiento a Recibir Información en Ingles. Al participar en el Plan, usted reconoce que ha revisado la Sección 15 del Convenio y que usted domina inglés, o, en el alternativo, usted buscará la asistencia necesaria para entender los términos y las condiciones del Convenio.
HUNGARY
There are no country-specific provisions.
INDIA
Terms and Conditions
Payment after Vesting. The following provision supplements Section 4 of the Agreement:
Due to regulatory requirements in India, the Company reserves the right to require that you sell all Shares delivered to you, either immediately upon receipt of such Shares or upon termination of employment. In this regard, you agree that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to you and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the relevant vesting date or the date on which the shares are delivered to you. Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to you in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.
Notifications
Exchange Control Information. You are required to repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of cash dividends paid on such Shares to India within such period of time as may be required under applicable regulations, as amended from time to time. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. You agree to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India. You are responsible for complying with applicable exchange control laws in India. Because exchange

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control restrictions in India change frequently, you are encouraged to consult with your personal advisor before taking any action under the Plan.
Foreign Asset/Account Reporting Information. You are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. You are solely responsible for complying with this reporting obligation and are encouraged to consult with your personal tax advisor in this regard.
ITALY
Terms and Conditions
Plan Document Acknowledgement. You acknowledge that you have read and specifically and expressly approve, without limitation, the following sections of this Agreement: Sections 6, 7, 8, 9, 11, 15, 17, 20 and 26.
Notifications
Foreign Asset/Account Reporting Information. If at any time during the fiscal year you hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy, you are required to report these assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
Foreign Asset Tax Information. The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax. Financial assets include Shares acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. You are encouraged to consult with your personal tax advisor about the foreign financial assets tax.

MALAYSIA
Notifications
Director Notification Information. If you are a director of a Malaysian Subsidiary, you are subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., the Performance Units, Shares) in the Company or a related company. This notification must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or a related company.
MEXICO
Terms and Conditions

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Acknowledgement of the Agreement. In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and this Agreement in their entirety and fully understand and accept all provisions of the Plan and this Agreement. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section 9 of this Agreement, in which the following is clearly described and established:
(1)Your participation in the Plan does not constitute an acquired right.
(2)The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis.
(3)Your participation in the Plan is voluntary.
(4)The Company and the Bunge Group are not responsible for any decrease in the value of the Performance Units granted and/or Shares issued under the Plan.
Labor Law Acknowledgement and Policy Statement. In accepting any Award granted hereunder, you expressly recognize that the Company, with registered offices at 1391 Timberlake Manor Parkway, Chesterfield, MO 63017, U.S.A. is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is Servicios Bunge, S.A. de C.V. or Servicios Molinos Bunge de México, S.A. de C.V., as applicable, (“Bunge-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Employer, Bunge-Mexico, and do not form part of the employment conditions and/or benefits provided by Bunge-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Subsidiaries, shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Otorgamiento. Al aceptar cualquier Otorgamiento bajo de este documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Acuerdo en su totalidad, y que comprende y está de acuerdo con todas las disposiciones del Plan y del Acuerdo. Asimismo, usted reconoce que ha leído y manifiesta específicamente y

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expresamente que aprueba de los términos y las condiciones establecidos en la Sección 9 del Acuerdo, en los que se establece y describe claramente que:
(1)Su participación en el Plan no constituye un derecho adquirido.
(2)El Plan y su participación en el mismo son ofrecidos por la Compañía de forma completamente discrecional.
(3)Su participación en el Plan es voluntaria.
(4)La Compañía y sus filiales (el “Bunge Group”) no son responsables de ninguna disminución en el valor de las Unidades o de las Acciones emitidas mediante el Plan.
Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento bajo de este documento, usted reconoce expresamente que la Compañía, con oficinas registradas y localizadas en 1391 Timberlake Manor Parkway, Chesterfield, MO 63017, U.S.A., es la única responsable por la administración del Plan y que su participación en el mismo y la adquisición de Acciones no constituyen de ninguna manera una relación laboral entre usted y la Compañía, debido a que su participación en el Plan es únicamente una relación comercial y su único empleador es Servicios Bunge, S.A. de C.V. o Servicios Molinos Bunge de México, S.A. de C.V., como sea aplicable, (“Bunge-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo no establecen ningún derecho entre usted y el Empleador, Bunge – México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por Bunge – México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y las condiciones de su trabajo.
Asimismo, usted entiende que su participación en el Plan se ha resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.
Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a la Compañía de toda responsabilidad, como así también a sus Filiales, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.
Notifications
Securities Law Information. Any Performance Units offered under the Plan and the Shares underlying the Performance Units have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to any Performance Units may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its

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Subsidiaries and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its Subsidiaries, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
PARAGUAY
There are no country-specific provisions.
PERU
Terms and Conditions
Labor Law Acknowledgment.    By accepting the Performance Units, you acknowledge that the Performance Units are being granted ex gratia to you with the purpose of rewarding you.
Notifications
Securities Law Information. The offer of Performance Units is considered a private offering in Peru. Therefore, it is not subject to registration.
PHILIPPINES
Terms and Conditions
Form and Timing of Payment. The following provision supplements Section 4 of this Agreement.
The Company reserves the right to settle the Performance Units in cash, if it determines it is necessary or advisable to do so in light of tax or regulatory requirements in the Philippines. In the event that the Performance Units are settled in cash, the amount of the cash payment will be equal to the Fair Market Value of the Shares (including any Dividend Equivalents) on the date the Shares would otherwise be issued to you.
Notifications
Securities Law Information. You are permitted to dispose of or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange in the U.S.
POLAND
Notifications

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Exchange Control Information. If you hold foreign securities (including Shares) and maintain accounts abroad, you will be required to file certain reports with the National Bank of Poland on the transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000 in the aggregate. If required, you must file reports on the transactions and balances of the accounts on a quarterly basis on special forms available on the website of the National Bank of Poland.
In addition, if you transfer funds in excess of a certain threshold (currently €15,000 unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply) in connection with the sale of Shares under the Plan, the funds must be transferred via a bank account held at a bank in Poland. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
ROMANIA
Terms and Conditions
Language Consent. By accepting the grant of Performance Units, you acknowledge that you are proficient in reading and understanding English, and have read and acknowledge that you have fully understood the terms of the documents related to the grant (the notice, the Agreement and the Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Consimtamant cu privire la limba. Prin acceptarea acordarii de RSU-uri, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, si ati citit si confirmati ca ati inteles pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.
Notifications
Exchange Control Information. If you deposit the proceeds from the sale of Shares issued to you at vesting and settlement of the Performance Units (including any Dividend Equivalents) in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
SINGAPORE
Terms and Conditions
Restriction on Sale and Transferability. You hereby agree that any Shares acquired pursuant to the Performance Units will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“ SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.

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Notifications
Securities Law Information. The grant of the Performance Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Performance Units being subsequently offered for sale to any other party. The Plan has not and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors (including alternate, substitute, associate and shadow directors) of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. The directors must notify the Singapore Subsidiary in writing of an interest (e.g., Performance Units, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director.
SOUTH AFRICA
Terms and Conditions
Tax Withholding. The following provision supplements Section 7 of this Agreement:
By accepting the Performance Units, you agree that, immediately upon vesting and settlement of the Performance Units, you will notify your Employer of the amount of any gain realized. If you fail to advise the Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between your actual tax liability and the amount withheld by the Employer.
Notifications
Securities Law Information. The grant of the Award and the Shares issued pursuant to the vesting of Award are considered a small offering under Section 96 of the South Africa Companies Act, 2008 (Act No. 71 of 2008).
Exchange Control Information. Because no transfer of funds from South Africa is required under the Performance Units, no filing or reporting requirements should apply when the Performance Units are granted or when Shares are issued upon vesting and settlement of the Performance Units. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the Performance Units to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.
SPAIN
Terms and Conditions
Labor Law Acknowledgement. The following provision supplements Section 9 of this Agreement:

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By accepting the Performance Units granted hereunder, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Performance Units under the Plan to individuals who may be members of the Board or Employees throughout the world. The decision is a limited decision, which is entered into upon the express assumption and condition that any Performance Units granted will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis, other than as expressly set forth in this Agreement. Consequently, you understand that the Performance Units granted hereunder are given on the assumption and condition that they shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of Performance Units since the future value of the Performance Units and the underlying Shares is unknown and unpredictable. In addition, you understand that any Performance Units granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Performance Units or right to Performance Units shall be null and void.
Further, the vesting of the Performance Units is expressly conditioned on your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Performance Units may cease vesting immediately, in whole or in part, effective on the date of your termination of employment (unless otherwise specifically provided in Section 6 of the Agreement). This will be the case, for example, even if (i) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (ii) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) you terminate service due to a change of work location, duties or any other employment or contractual condition; (iv) you terminate service due to a unilateral breach of contract by the Company or a Subsidiary; or (v) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Performance Units that were not vested on the date of your termination of employment, as described in the Plan and this Agreement.
Finally, you acknowledge that you have read and specifically accept the conditions referred to in Section 6 of this Agreement.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory regarding the Performance Units. No public offering prospectus has been, nor will it be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor this Agreement constitute a public offering prospectus and neither has been, nor will either be, registered with the CNMV.

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Exchange Control Information. To participate in the Plan, you must comply with exchange control regulations in Spain. You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, depending on the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year.
If you hold 10% or more of the share capital of the Company, you also must declare any Shares that are acquired under the Plan to the Dirección General de Comercio e Inversiones of the Ministry of Industry, Tourism and Commerce (the “DGCI”). After the initial declaration, the declaration must be filed with the DGCI on a Form D-6 on an annual basis each January while the Shares are owned. However, if the value of the Shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.
Foreign Asset/Account Reporting Information. If you hold assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of asset (e.g., Shares, cash, etc.) as of December 31, you are required to report certain information regarding such rights and assets on tax form 720. After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously reported assets increases by more than €20,000 or you sell or otherwise dispose of previously-reported assets. The reporting must be completed by the following March 31.
SWITZERLAND
Notifications
Securities Law Information. Because participation in the Plan is considered a private offering in Switzerland, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an Employee of the Company or Employer, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
TÜRKIYE
Notifications
Securities Law Information. The Performance Units are made available only to Employees and the offer of participation in the Plan is a private offering. The grant of Performance Units and the issuance of Shares at vesting take place outside of Türkiye. Furthermore, the sale of Shares acquired under the Plan is not permitted within Türkiye. The Shares are currently traded on the New York Stock Exchange in the U.S. under the ticker symbol “BG” and Shares may be sold on this exchange.
Financial Intermediary Information. Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency (“Decree 32”) and Communiqué No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of Shares acquired

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under the Plan) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. You are solely responsible for complying with this requirement and should contact your personal legal advisor for further information regarding your obligations in this respect.
UKRAINE
Terms and Conditions
Issuance of Shares. The following provision supplements Section 4 of this Agreement:
The Company reserves the right to (i) require you to sell all Shares underlying the Performance Units immediately upon receipt of such Shares, or (ii) settle the Performance Units in cash, if it determines it is necessary or advisable to do so in light of tax or regulatory requirements in Ukraine. In the event that the Performance Units are settled in cash, the amount of the cash payment will be equal to the Fair Market Value of the Shares (including any Dividend Equivalents) on the date the Shares would otherwise be issued to you.
Notifications
Exchange Control Information. You are responsible for complying with all applicable exchange control regulations in Ukraine. You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. The Performance Units granted under the Plan are being offered only to eligible employees of the Company and its Subsidiaries and are in the nature of providing equity incentives to eligible employees of the Company and its Subsidiaries. Any documents related to the Performance Units, including the Plan, the Agreement and any other grant documents (“Award Documents”), are intended for distribution only to such eligible employees and must not be delivered to, or relied on by, any other person.
The United Arab Emirates securities or financial/economic authorities have no responsibility for reviewing or verifying any Award Documents and have not approved the Award Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content.
You are aware that you should, as a prospective stockholder, conduct your own due diligence on the securities. You acknowledge that if you do not understand the contents of the Award Documents, you should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Tax Withholding. The following provisions supplement Section 7 of this Agreement:

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Without limitation to Section 7 of this Agreement, you agree that you are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company, the Employer or by HM Revenue and Customs’ (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold on or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are an executive officer or director (within the meaning of Section 13(k) of the Exchange Act), you acknowledge that may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by you, as it may be considered a loan. In such case, if the amount of any income tax due is not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in Section 7 of this Agreement.
UNITED STATES
Notifications
Foreign Asset/Account Reporting Information. The Foreign Account Tax Compliance Act (“FATCA”), pertains to U.S. citizens and/or U.S. taxpayers who participate in or hold equity-based awards (e.g., stock options, Performance Units, RSUs) in one or more long-term incentive compensation plans offered by the Company. Under FATCA, the Company is considered a “non-U.S. issuer” with the result that you may have reporting obligations on Form 8938 when filing your annual income tax return. Information regarding Form 8938 is available at http://www.irs.gov/pub/irs-pdf/i8938.pdf.
These reporting obligations apply to the extent the aggregate value of your holdings (when aggregated with other specified foreign financial assets held by you) exceed certain thresholds. The threshold amounts of the value of the equity holdings (and other foreign assets) that trigger the reporting obligations depend on your filing status (e.g., unmarried/married filing separately) and whether you reside in the U.S. or outside of the U.S. Shares issued by a non-U.S. issuer that are held in a financial account maintained by a U.S. financial institution (such as a brokerage firm) are not subject to these reporting requirements. However, it is not clear under current guidance whether rights to acquire Shares, such as Performance Units (i.e., as opposed to Shares you own), are eligible for this exception. You are encouraged to consult your personal tax advisor to determine whether these FATCA reporting requirements apply to you as a result of your equity holdings in the Company, including the Performance Units or Shares you acquire under the Plan.
URUGUAY
There are no country-specific provisions.

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VIETNAM
Terms and Conditions
Form and Timing of Payment. The following provision supplements Section 4 of this Agreement.
Notwithstanding anything to the contrary in this Agreement or the Plan, you will not receive any Shares upon settlement of the Performance Units (including any Dividend Equivalents). Instead, you will receive a cash payment equal in value to the Fair Market Value of the Shares (including any Dividend Equivalents) on the date the Shares would otherwise be issued to you.
Any cash payment received upon settlement of the Performance Units (including any Dividend Equivalents) will be paid to you through local payroll in Vietnam. In no event will payments under the Plan be made to you into an account outside of Vietnam.

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EXHIBIT B

Performance Level*	Value	% Target Payout

50% – EPS
Below Threshold	Less than $[ ]	0%
Threshold	$[ ]	30%
Target	$[ ]	100%
Maximum	$[ ] or Greater	200%

50% – AROIC
Below Threshold	Less than [ ]%	0%
Threshold	[ ]%	30%
Target	[ ]%	100%
Maximum	[ ]% or Greater	200%

+/- 25% – RTSR Modifier
25th Percentile and Below		-25%
75th Percentile and Above		+25%
*The modifier is additive in nature and results that fall between performance levels will be interpolated on a straight-line basis

Definitions and Metric Specific Terms
Earnings Per Share (“EPS”) = Three-year cumulative fully diluted earnings per share available to common shareholders from continuing operations, adjusted for notables and timing differences.
Adjusted Return on Invested Capital (“AROIC”) = Three-year average adjusted return on invested capital for the Company as a whole.

(EBIT +/- Timing Differences – Discretionary RMI * Cost of Debt) x (1 – ETR)
IC +/- Timing Differences – Discretionary RMI

o EBIT = Company’s earnings from continuing operations before interest and taxes
oAdjusted for specific timing differences related to mark-to-market (“MTM”) distortions
oAdjusted to take into consideration cash “in commodities form” available for liquidation—Readily Marketable Inventory (“RMI”)
oDiscretionary RMI = the total USD amount of RMI attributable to merchandising, excluding minimum required inventory to run Company facilities
oETR = Effective Tax Rate
oIC = Invested Capital
Relative Total Shareholder Return (“RTSR”) = The percentile rank of the Total Shareholder Return of a Share as compared to (but not included in) the Total Shareholder Returns of all members of the S&P 500 Industrials Index (the “Index”), ranked in descending order, at the end of the measurement period. The measurement period shall

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mean January 1, 2025 through December 31, 2027 (the “Performance Period”). Total Shareholder Return is a rate of return reflecting stock price appreciation, plus reinvested dividends and distributions in additional shares of stock, taking into account stock splits or other similar events (as applicable), from the beginning of the Performance Period through the end of the Performance Period. The beginning stock price will be based on the average price of a share of common stock over the sixty (60) trading days immediately prior to the first day of the Performance Period on the principal stock exchange on which the stock then traded and the ending stock price will be based on the average price of a share of common stock over the sixty (60) trading days immediately prior to the last day of the Performance Period on the principal stock exchange on which the stock then trades.
•If any member of the Index ceases to be publicly traded during the Performance Period or is otherwise removed from the Index prior to the end of the Performance Period, then such member will be removed from the Index for purposes of the RTSR calculation. If any entity that was not a member of the Index as of the first day of the Performance Period is added to the Index during the Performance Period, the Committee may, in its sole discretion, elect to add such entity to the Index for purposes of the RTSR calculation.
•The total number of PBRSUs that vest shall be adjusted, either upwards or downwards, in accordance with the RTSR Modifier table above.
•Notwithstanding the foregoing, in the event that RTSR is greater than or equal to the 50th percentile, but Company Total Shareholder Return is negative, the RTSR Modifier will not be applied (i.e., the number of PBRSUs to be vested will not be increased).
•In no event will the RTSR Modifier result in an overall PBRSU achievement greater than 200% of Target.
•The Committee’s determination of RTSR shall be final and binding.

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